Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 14, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K of Virage Logic Corporation for the year ended September 30, 2009.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
May 21, 2010